UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		July 16, 2010
NIKE, Inc.
(Exact name of registrant as specified in charter)

OREGON	1-10635	93-0584541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE BOWERMAN DRIVE BEAVERTON, OR		97005-6453
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(503)671-6453

NO CHANGE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2010, the Compensation Committee of the Board of Directors of NIKE, Inc. (the “Company”) approved annual grants of stock options and restricted stock to Company employees, including the executive officers who were listed in the Summary Compensation Table of the Company’s most recent proxy statement (the “Named Executive Officers”).  The terms of the stock options and restricted stock granted on July 16, 2010 differed in the following material respects from the terms of similar awards granted in prior years:

•
Acceleration of vesting of both stock options and restricted stock on a change in control of the Company is subject to a so-called “double trigger” under which acceleration will generally occur only if, within 2 years after a change in control, the holder’s employment is terminated by the Company without “cause” or by the holder for “good reason.”  Vesting of stock options will also be accelerated if the Company is acquired and the acquiring company does not assume outstanding options.

•
Shares acquired under these stock options and restricted stock awards are subject to the Company’s newly adopted Policy for Recoupment of Incentive Compensation which, among other things, requires that an executive officer who is involved in wrongful conduct that results in a restatement of the Company’s financial statements to repay to the Company excess proceeds from any sales of those shares at inflated prices ensuing after the release of earnings that were subsequently restated.

•
Acceleration of vesting of stock options on retirement is modified – vesting of options that have been outstanding for at least one year will be accelerated if the holder retires after reaching age 60 with at least 5 years of service, and vesting of options that have been outstanding for at least one year will continue notwithstanding termination of employment if the holder retires after reaching age 55 with at least 5 years of service.

•
Upon death, disability, retirement after reaching age 55 with at least 5 years of service, or termination without cause or for good reason within 2 years after a change in control, options may be exercised for four years following termination of employment or through the expiration of the original 10-year option period, whichever is shorter.

The following table sets forth the number of shares of restricted stock and the number of shares underlying stock options granted to the Named Executive Officers on July 16, 2010.

Named Executive Officer	Restricted Stock(1)	Stock Options(2)
Mark G. Parker	50,754	165,000
Donald W. Blair	7,251	50,000
Charles D. Denson	29,002	120,000
Gary M. DeStefano	7,251	50,000
Trevor A. Edwards	7,251	50,000

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(1)	Consistent with awards in prior years, all restricted stock vests in three equal installments on the first three anniversaries of the grant date.
(2)
All options have an exercise price of $68.96 per share, which was the closing price of the Company’s Class B Common Stock on July 16, 2010.  Consistent with awards in prior years, all options have a term of 10 years and vest in four equal installments on the first four anniversaries of the grant date.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

10.1	Form of Non-Statutory Stock Option Agreement for options granted to executives after May 31, 2010 under the 1990 Stock Incentive Plan.

10.2	Form of Restricted Stock Agreement under the 1990 Stock Incentive Plan for awards after May 31, 2010.

10.3	Policy for Recoupment of Incentive Compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIKE, Inc. (Registrant)

Date: July 20, 2010	By:	/s/ Bernard F. Pliska
Bernard F. Pliska
Principal Accounting Officer